UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2025

RELMADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39082	45-5401931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2222 Ponce de Leon Blvd., Floor 3 Coral Gables, FL	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 547-9591

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $0.001 par value per share	RLMD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

License Agreement

On March 24, 2025, Relmada Therapeutics, Inc., a Nevada corporation (“Relmada,” the “Company, “we, “us,” “our”) entered into a Exclusive License Agreement (the “License Agreement”) with Trigone Pharma, Ltd., an Israeli company (“Trigone”) pursuant to which we will obtain (a) an exclusive, royalty-bearing, non-transferable license under the licensed patents and know-how of Trigone and related technical information (the “Licensed IP”) as they specifically pertain to Trigone’s fixed dose formulation of gemcitabine and docetaxel known as NDV-01 (the “Compounds”) and any product containing or comprising the Compounds as the sole active ingredients (the “Licensed Products”), and (b) a non-exclusive, royalty bearing, non transferable license to the Licensed IP that is not specific to the Compounds and the Licensed Products, to make, have made, use, import, have sold, offer to sell, and sell and commercialize Licensed Products for any and all therapeutic uses in humans. The license is worldwide other than India, Israel and South Africa (the “Territory”).

Relmada will pay Trigone a non-refundable, non-creditable, initial license fee of $3,500,000 and will issue to Trigone 3,017,420 restricted shares of Relmada’s common stock. We will make additional payments to Trigone upon achievement of certain specified development and regulatory milestone events; the maximum potential aggregate amount of such milestone is $105,000,000. Further, we will make additional payments to Trigone upon achievement of certain specified commercialization milestone events; the maximum potential aggregate amount of such milestone is $95,000,000. In addition, we will make quarterly royalty payments to Trigone of 3% on net sales of all Licensed Products sold in the Territory during the Royalty Term. “Royalty Term” means, on a country-by-country and Licensed Product-by-Licensed Product basis, the period that begins on the first commercial sale of a given Licensed Product in such country by or on behalf of Relmada any of its Affiliates or any Sublicensees and ends on the later of: (a) expiration of the last-to-expire valid claim of any Trigone patent that covers the Compound or the Licensed Product in such country, (b) expiration of any applicable regulatory exclusivity with respect to the Licensed Product in such country; (c) 15 years from the date of first commercial sale in such country, and (d) the date in which the Licensed Product is no longer covered by the Trigone know how. If the Licensed Product has received marketing approval for more than one indication, then each approved indication will be deemed to be a separate Licensed Product for the purposes of determining the Royalty Term.

In the event that we fail to expend at least $5,000,000 per calendar year commencing on January 1, 2026, and ending with the date on which first commercial sale of the Licensed Product occurs (pro rated for any partial calendar year) on research, development and/or commercialization activities with respect to the Licensed Product, other than due to a fact, circumstance or requirement outside of our control (including a requirement of a regulatory authority), Trigone may terminate the License Agreement.

Relmada will retain sole and exclusive ownership of any and all results, data, know-how or inventions generated by Relmada and its agents carrying out the Licensed Product development contemplated under the License Agreement.

Relmada will be solely responsible, at its cost, for all activities related to the clinical and non- clinical development and manufacturing of the Licensed Product as well as regulatory compliance.

We are permitted to grant sublicenses under the License Agreement, provided that we will continue to be responsible to Trigone for the performance of our obligations under this Agreement (including making all payments due to Trigone). We would be required to pay Trigone 20% of any payments (including up-front payments, annual payments, royalties and milestone payments) and other consideration, including non-cash consideration, that we receive in connection with the grant of a sublicense, in lieu of the consideration due Trigone under the License Agreement, provided that in no case shall the sublicense payments to be paid to Trigone in connection with net sales generated by such sublicense and/or development and regulatory milestone or commercial milestone be less than such otherwise to be paid to Trigone under the License Agreement.

We may terminate the License Agreement without cause upon 30 days’ prior notice. Either party may terminate the License Agreement for cause if the other party (a) materially breaches the License Agreement and has not cured such breach within a specified cure period; or (b) ceases to do business, becomes insolvent or seeks protection under any bankruptcy or insolvency proceedings, or any such proceeding is instituted against it and not dismissed within 90 days. Upon termination, the license and any sublicenses will terminate, and the Company will cease all development, manufacture, marketing, sale, and commercialization of the Licensed Product.

The License Agreement provides for certain indemnification obligations by each party.

Voting and Lock Up Agreement

Simultaneously with the License Agreement, we entered into a Shareholder Voting and Lock Up Agreement with Tricone, pursuant to which Trigone agrees (a) to vote all shares of our common stock it holds at any meeting of shareholders or action by written consent as recommended by our board of directors, and (b) for a period of 12 months not to offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for such shares, or enter into any swap or similar arrangement with respect thereto.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above regarding the issuance of shares of our common stock to Trigone pursuant to the License Agreement is incorporated herein by reference. The issuance of the shares will be exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof as a transaction by the issuer not involving any public offering and or Rule 506(b) of Regulation D thereunder. The Company relied on this exemption from registration based in part on representations made by Trigone.

Item 7.01 Regulation FD Disclosure.

On March 25, 2025, the Company issued a press release announcing that it had entered into the License Agreement. A copy of the press release is attached to this Current Report as Exhibit 99.1 and incorporated herein by reference.

The information in this Current Report on Form 8-K under this Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Relmada Therapeutics, Inc. dated March 25, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2025	RELMADA THERAPEUTICS, INC.

	By:	/s/ Sergio Traversa
	Name:	Sergio Traversa
	Title:	Chief Executive Officer

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